Exhibit 10.27

SECOND AMENDMENT TO THE

BLOOD DONOR CENTER MANAGEMENT

COMMUNITY MOBILE BLOOD COLLECTIONS

SERVICES AGREEMENT

This SECOND AMENDMENT is entered into by and between USC University Hospital, Inc., doing business as USC University Hospital (“Hospital”), a medical center located at 1500 San Pablo Street, Los Angeles, California 90033 and HemaCare Corporation (“HemaCare”), located at 15350 Sherman Way, Suite 350, Van Nuys, California 91406.

RECITALS

A.              Hospital and HemaCare are parties to that certain Services Contract (the “Agreement”) effective May 1, 2004.

B.              Hospital and HemaCare desire to amend the terms of the Agreement as set forth herein below.

NOW, THEREFORE, the parties hereto, based upon the above recitals and the covenants and conditions set forth herein, agree as follows:

1.                                      TERM AND TERMINATION. Section VI, paragraph A of the Agreement shall be amended as follows:

This agreement shall commence May 1, 2007 and continue for a term of two (2) years.

2.                                      HEMACARE'S COMPENSATION. For Services rendered pursuant to this Agreement, Hospital shall pay HemaCare in accordance with the attached revised Fee Schedule, Attachment “I.” HemaCare will provide Hospital with thirty (30) days written notice of any fee changes. Fees for the second year of the Agreement will be negotiated at the end of year one.

3.                                      GENERAL. If provisions of this Amendment and the Agreement conflict, the provisions of this Amendment shall prevail. Except as specifically amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

THE PARTIES HERETO have executed this Amendment on the 10th day of April, 2007.

USC UNIVERSITY HOSPITAL		HEMACARE CORPORATION

/s/	S. Walsh	/s/	Judi Irving
By:	S. Walsh	By:	Judi Irving
Title:	COO	Title:	Chief Executive Officer

Attachment I

USC/NORRIS COMPREHENSIVE CANCER CENTER
BLOOD SERVICES FEE SCHEDULE

Hospital Services Direct Order Lines

800-826-7962 or 818-986-3977

COMPONENT Fees Per Unit
Directed Donor Red Blood Cells	$[●]1
Directed Donor Leukocyte Reduced Red Blood Cells	$[●]
Directed Donor Leukocyte Reduced Red Blood Cells, Irradiated	$[●]
Directed Donor Single Donor Platelets, Leukocyte Reduced	$[●]
Directed Donor Single Donor Platelets, Leukocyte Reduced, Irradiated	$[●]
Autologous Donor Red Blood Cells	$[●]
Autologous Donor Red Leukocyte Reduced Red Blood Cells	$[●]
Leukocyte Reduced Single Donor Platelets	$[●]
Leukocyte Reduced Single Donor Platelets, Pediatric Unit	$[●]
Allogeneic Red Blood Cells*	$[●]
Allogeneic Red Blood Cells, Irradiated	$[●]
Allogeneic Red Blood Cells, Irradiated, CMV-	$[●]
Allogeneic Leukocyte Reduced Red Blood Cells	$[●]
Allogeneic Leukocyte Reduced Red Blood Cells, Irradiated	$[●]
Allogeneic Leukocyte Reduced Red Blood Cells, Irradiated, CMV-	$[●]
Fresh Frozen Plasma	$[●]
Cryoprecipitate	$[●]

1 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission (“SEC”) and have been filed separately with the SEC.

Cryo-Poor Plasma	$[●]2
Therapeutic Phlebotomy	$[●]
ADDITIONAL SERVICES
CMV Negative Screening Per Unit	$[●]
Irradiation Fee Per Unit	$[●]
STAT Distribution Fee Per Order	[●]
Courier Services in Addition to Normal Delivery	$[●]

(No charge for transfers between USC/Norris Hospitals during normal business hours)

Subject to terms and conditions in Blood Donor Center Management Community Mobile Blood Collections Services Agreement. Pricing in effect thru 04-30-08.

Effective 05-01-07

2 Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the SEC and have been filed separately with the SEC.